UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 14, 2006

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2006, Computer Software Innovations, Inc. (the “Company”) and RBC Centura Bank (the “Bank”) executed a Modification Agreement (the “Modification Agreement”) dated July 14, 2006. The Modification Agreement relates to a Promissory Note dated March 14, 2005 (the “Note”) executed by the Company in favor of the Bank. The Modification Agreement extends the maturity date of the Note from July 15, 2006 to July 15, 2007. The Modification Agreement also increases the principal amount of the Note from $3.0 million to $3.5 million. The reason for the increase in principal is to support increasing working capital requirements.

Prior to the execution of the Modification Agreement, the maturity date of the Note was extended on two occasions by the parties. The first extension extended the maturity date from March 1, 2006 to May 1, 2006. The second extension extended the maturity date from May 1, 2006 to July 15, 2006. Both extensions were disclosed on Current Reports on Form 8-K filed on March 1, 2006 and May 3, 2006, respectively.

The Note and the Commitment Letter, Loan Agreement, and Pledge and Security Agreement executed in connection with the Note (including the Note, the “Loan Documents”) were originally disclosed in a Current Report on Form 8-K filed on March 18, 2005 (the “March 2005 Form 8-K”) and described in Item 1.01 of that report. The descriptions of the Loan Documents in Item 1.01 of the March 2005 Form 8-K are incorporated herein by reference.

Other than as altered by the Modification Agreement, the obligations of the parties under the Loan Documents remain unchanged. The Modification Agreement is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

In connection with the loan from the Bank governed by the Loan Documents described in Item 1.01 of the Company’s March 2005 Form 8-K, which item is incorporated herein by reference, the Company pledged substantially all of its assets as security for the loan. By virtue of the Modification Agreement, the pledge of assets is now extended through July 15, 2007.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The bank loan arrangement evidenced by the Loan Documents has been extended by the Modification Agreement through July 15, 2007. The descriptions of the Loan Documents in Item 1.01 of the Company’s March 2005 Form 8-K are incorporated into this item by reference.

The credit arrangement with the Bank evidenced by the Note and the other Loan Documents is a facility under which the Company may borrow, repay and then reborrow. Advances and repayments under the credit facility occur daily, reflecting cash receipts and the Company’s working capital needs. The amount outstanding under the Note as of the date of this Report is $1,122,000. Set forth below is the outstanding balance as of specific dates since the initiation of the credit facility in March 2005. The balances presented reflect aggregate advances and paydowns which the Company deems material, or significant.

Date	Loan Balance
March 14, 2005	$1,500,000
April 5, 2005	556,000
April 26, 2005	1,003,000
July 7, 2005	550,000
July 26, 2005	972,000
August 2, 2005	447,000
August 11, 2005	1,199,000
September 1, 2005	1,660,000
September 13, 2005	1,848,000
October 5, 2005	2,163,000
October 26, 2005	2,605,000
November 2, 2005	2,819,000
November 3, 2005	2,376,000
November 30, 2005	2,700,000
December 7, 2005	2,152,000
December 14, 2005	2,593,000
December 22, 2005	1,964,000
January 5, 2006	2,407,000
January 26, 2006	1,912,000
February 14, 2006	1,284,000
February 22, 2006	353,000
February 27, 2006	-0-
April 19, 2006	652,000
May 1, 2006	889,000
May 15, 2006	1,268,000
May 18, 2006	541,000
May 30, 2006	-0-
June 8, 2006	345,000
June 12, 2006	1,406,000
June 14, 2006	724,000
June 20, 2006	235,000
June 21, 2006	862,000
June 26, 2006	1,336,000
June 27, 2006	1,830,000
July 3, 2006	1,433,000
July 11, 2006	942,000

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the terms of the Commitment Letter, the Company may not, without the prior written consent of the Bank, pay any dividends or make any other distribution or payment (other than dividends or distributions of capital stock) on account of or in redemption, retirement or purchase of any capital stock, including preferred stock, or permit any of its subsidiaries to do so, which would result in the violation of any of the Company’s covenants under the Loan Agreement. This prohibition has been extended by virtue of the Modification Agreement to July 15, 2007. The descriptions of the Commitment Letter and the Loan Agreement in Item 1.01 of the Company’s March 2005 Form 8-K are incorporated into this item by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Modification Agreement by and between the Company and RBC Centura Bank dated July 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
Name:	David B. Dechant
Title:	Chief Financial Officer

Dated: July 19, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Modification Agreement by and between the Company and RBC Centura Bank dated July 14, 2006